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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2001 (except for Note 21 which is as of April 6, 2001), relating to the financial statements of Sema plc Limited, which appears in the Current Report on Form 8-K/A of Schlumberger Limited dated June 15, 2001.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Chartered Accountants and registered Auditors London August 8, 2001